As filed with the Securities and Exchange Commission on February 4, 2008
Registration No. 333-146196

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 1 TO THE

FORM SB-2 REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

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SOUND FINANCIAL, INC.

and

SOUND COMMUNITY BANK 401(k) PROFIT SHARING PLAN

(Name of small business issuer as specified in its charter)

Federal (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	26-0776123 (I.R.S. Employer Identification No.)

2005 Fifth Avenue, Second Floor, Seattle, Washington 98121
(206) 448-0884
(Address and telephone number of principal executive offices)

________________________

Laura Lee Stewart, President and Chief Executive Officer
Sound Financial, Inc.
2005 Fifth Avenue, Second Floor, Seattle, Washington 98121
 (206) 448-0884
(Name, address and telephone number of agent for service)

________________________

Please send copies of all communications to:

Marianne E. Roche
SILVER, FREEDMAN & TAFF, L.L.P.
(a limited liability partnership including professional corporations)
3299 K Street, NW, Suite 100
Washington, DC 20007
(202) 295-4500
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EXPLANATORY STATEMENT

This Registration Statement registered 1,725,863 shares of the Common Stock, par value $.01 per share of Sound Financial, Inc., plus an indeterminate amount of 401(k) Plan participation interests in the registered shares of Sound Financial, Inc. to be acquired by the Registrant's 401(k) Plan.  These shares were to be issued in an offering that would close if at least 1,084,600 shares and up to 1,687,510 shares were subscribed for in a subscription offering and direct community offering (including any acquisition by the 401(k) Plan).  In addition, 1% of the shares of Sound Financial, Inc. outstanding at the closing of the offering were to be issued to a charitable foundation at closing.  The offering closed on January 8, 2008, with the sale of 1,297,148 shares in the offering and the issuance of 29,480 shares to the charitable foundation.  This post-effective amendment is being filed by shares of Sound Financial, Inc. to deregister 399,235 shares not sold in the offering or issued to the charitable foundation and a portion of the indeterminate amount of 401(k) Plan participation interests previously registered under this Registration Statement.

SIGNATURES

                 In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Seattle, State of Washington, on February 4, 2008.

SOUND FINANCIAL, INC.
By:	/s/ Laura L. Stewart Laura L. Stewart, President and Chief Executive Officer (Duly Authorized Representative)

                 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laura L. Stewart as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                 In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Laura L. Stewart Laura L. Stewart President, Chief Executive Officer and Director (Duly Authorized Representative and Principal Executive Officer)
Date:	February 4, 2008
/s/ Tyler K. Myers* Tyler K. Myers Chairman of the Board and Director		/s/ David S. Haddad, Jr.* David S. Haddad, Jr. Vice Chairman of the Board and Director
Date:	February 4, 2008	Date:	February 4, 2008
/s/ Robert F. Carney * Robert F. Carney Director		/s/ Debra Jones Debra Jones Director
Date:	February 4, 2008	Date:	February 4, 2008
/s/ Milton L. McMullen* Milton L. McMullen Director		/s/ Rogelio Riojas* Rogelio Riojas Director
Date:	February 4, 2008	Date:	February 4, 2008
/s/ James E. Sweeney* James E. Sweeney Director		/s/ Matthew P. Deines* Matthew P. Deines Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Date:	February 4, 2008	Date:	February 4, 2008

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* The undersigned, by signing his name hereto, does sign and execute this Post-Effective Amendment No. 1 to this Registration Statement pursuant to the powers of attorney executed by the above-name directors of the Registrant, which have been filed previously with the Securities and Exchange Commission.

By:	/s/ Laura L. Stewart Laura L. Stewart Attorney-In-Fact

EXHIBIT INDEX

Exhibits:

24.0    Power of Attorney*

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* Previously filed